EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1999, except with respect to the matters discussed in
Note 16 therein, as to which the date is March 19, 1999, included in IVAX Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.

Arthur Andersen LLP

Miami, Florida
  February 15, 2000